Exhibit 99.1

To Our Carter’s Family,

We are thinking of you and your families as we are all adjusting to the challenges related to the coronavirus.

We are doing our best to stay informed and making decisions to support you and our employees.

For your safety and the safety of our store employees, we will suspend our store operations in the United States beginning tomorrow, Thursday, March 19. We expect to reopen our stores in early April. To support thousands of our dedicated store employees who will be affected by this decision, their compensation and benefits will continue during this temporary closure.

To support you, our brands will continue to be available 24/7 online at www.carters.com, www.oshkosh.com or www.skiphop.com.

We are grateful for your support of our brands which have served multiple generations of families with young children. Over the past 150 years, Carter’s has weathered many storms and challenging world events. With your support, we will emerge from this latest challenge even stronger, and continue to fully serve you with the best value and experience in young children’s apparel.

Best wishes to you and your families,

Michael D. Casey Chairman and CEO